Exhibit 10.5

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, is made as of the 18th day of June, 2019, by and between YIC Acquisitions Corp. (the "Debtor), and Mid Penn Bank/Miners Bank (the “Secured Party").

RECITALS:

A.              Pursuant to the Assumption Agreement dated even date herewith (the “Loan Agreement"), the Secured Party has agreed to permit Debtor to assume the debt of Yuengling's Ice Cream Corp. as defined in the Assumption Agreement in the total amount of One Million Eight Hundred Eighty Nine Thousand Eleven and 81/100 Dollars ($1,889,011.81) (the “Loan” and has agreed to accept in evidence thereof the Assumption Agreement in which Debtor has agreed to the assumption of the three loans as referenced in the Assumption Agreement of even date in the total amount of One Million Eight Hundred Eighty Nine Thousand Eleven and 81/100 Dollars ($1,889,011.81) ("Assumption").

B.              The Debtor has agreed to the Assumption and has entered into this Security Agreement to induce the Secured Party to sell the assets of Yuengling Ice Cream Corp. to Debtor and permit Debtor to assume the debt of Yuengling Ice Cream Corp.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto, with intent to be legally bound, agree as follows:

Section 1. Definitions.

1.1           "Accounts", "Chattel Paper" (including "Tangible Chattel Paper" and "Electronic Chattel Paper"), "Commercial Tort Claims", "Deposit Accounts", "Documents", "Equipment", "Fixtures", "General Intangibles", "Goods", "Instruments", "Inventory", "Investment Property", "Letter of Credit Rights", "Payment Intangibles", "Proceeds" and "Supporting Obligations" shall each have the meaning set forth in the U.C.C.

1.2            "Additional Collateral" shall mean all funds of the Debtor on deposit with the Secured Party and property of any nature and the cash and non-cash proceeds thereof owned by the Debtor, or in which the Debtor has an interest, which now or hereafter are in the possession and control of the Secured Party, including, without limitation, Deposit Accounts.

1.3            "Collateral" shall mean all of Debtor's tangible and intangible assets that relate to and are directly derived from the assets purchased from Secured Party pursuant to the SECURED CREDITOR ASSET SALE AND PUCHASE AGREEMENT (the "Purchase Agreement") including, but not limited to, the following: (i) Accounts, Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper), Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit Rights, Payment Intangibles, Supporting Obligations, books and records (including, but not limited to, manual records, computer runs, print outs, tapes, disks, software, programs, source codes and other computer prepared information and equipment of any kind), all rents, issues and profits of the business of selling ice cream and any other business Debtor is involved in; and (ii) all other tangible and intangible personal property, whether now owned or hereafter acquired, including policies of insurance thereon and all insurance proceeds and unearned premium in connection therewith, together with all accessions, additions to, replacements for and substitutions of Collateral and all cash and non-cash Proceeds and products thereof. “General Intangibles" shall include all designs, patents, patent rights and applications therefor, trademarks and registrations and applications therefor, trade names, inventions, copyrights and all registrations and applications therefor, license rights, trade secrets, methods, know how, specifications, customer lists, franchises, tax refunds and unearned insurance premiums regardless of any contrary interpretation of such term as now or hereafter used in the U.C.C. In addition a 2015 Chevrolet Truck VIN# 1GB65CG6Fl l 14071. It is intended that the Collateral shall include ALL ASSETS of the Debtor including all operating contracts. Collateral shall also include a certain account# 19046960 held at Mid Penn Bank, the Secured Party in the principal amount of $50,000.00 including all interest and earnings thereon. ("Secured Bank Account")

1.4            "Event of Default" shall mean any event of default set forth in Section 6 of this Agreement or in any of the Loan Documents.

1.5            "Loan Documents" shall mean the Assumption Agreement of even date and the underlying loan agreements, the notes and any other notes, agreements, pledges, instruments, documents, mortgages, financing statements, assignments, leases, guarantees, suretyship agreements or contracts (including amendments thereto) now or at any time or times hereafter executed and delivered by the Debtor and by Yuengling's Ice Cream Corp., which have been assumed by Debtor to the Secured Party relating to the Obligations.

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1.6            "Notice Address" means the address for the Debtor or the Secured Party, as the case may be, set forth in Section 14 hereinafter.

1.7           "Obligations" shall mean all responsibilities, obligations, undertakings, liabilities and indebtedness of any and every kind and nature, heretofore, now or hereafter owing, arising, due or payable from Debtor to Secured Party, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed, joint and several, joint or several or otherwise, and whether arising under this Agreement or under the Assumption Agreement, notes or any of the loan documents or any other notes, contracts, guarantees or other agreements heretofore, now or hereafter executed and delivered by Debtor and or Yuengling's Ice Cream Corp. to Secured Party and all amounts owed under any modifications, renewals or extensions of any of the foregoing obligations.

1.8           "Pennsylvania Uniform Commercial Code" shall mean the Uniform Commercial Code as presently enacted in the Commonwealth of Pennsylvania (the "Commonwealth") (the "Existing Uniform Commercial Code") as supplemented or superseded by Revised A1iicle 9 of the Uniform Commercial Code, in the form or substantially in the form approved in 1998 by the American Law Institute and the National Conference of Commissioners on Uniform State Law, as enacted in the Commonwealth and as amended ("Revised Article 9"; together with the Existing Uniform Commercial Code, the "Pennsylvania Uniform Commercial Code").

1.9           "Security Interest" shall mean the interest in the Collateral granted by Debtor to Secured Party in this Agreement.

1.10         "U.C.C." shall mean the Pennsylvania Uniform Commercial Code.

All other capitalized terms that are not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

Section 2. The Security Interests.

2.1           To secure payment to Secured Party and performance of the Obligations, the Debtor hereby grants to the Secured Party a continuing Security Interest in the Collateral.

2.2            If the Debtor shall at any time, acquire a Commercial Tort Claim, the Debtor shall immediately notify the Secured Party in a writing signed by the Debtor of the brief details thereof and grant to the Secured Party in such writing a Security Interest in the Commercial Tort Claim and in the Proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance satisfactory to the Secured Party.

2.3            The Security Interest granted pursuant to this Section 2 is granted as security only and shall not subject the Secured Party to, or transfer or in any way affect or modify, any obligations or liability of the Debtor under any of the Collateral or any transaction which gave rise thereto.

2.4            Debtor agrees the Secured Bank Account is hereby assigned to the Secured Party such that, until released by the Secured Party, Debtor cannot withdraw all or any part of the Secured Bank Account. To the extent of the existence and the continuance of a payment Default, the Secured Party shall have the right to withdraw all or any part of the Secured Bank Account and apply the withdrawal toward the payment of the Secured Debt even if the withdrawal causes a penalty.

Section 3. Filing; Further Assurances.

3.1            The Debtor agrees to cooperate and join, at its expense, with the Secured Party in taking such steps as are necessary, in the Secured Party's commercially reasonable judgment, to perfect or continue the perfected status of the Security Interests granted hereunder, including, without limitation, the execution and delivery of any financing statements, amendments thereto and continuation statements, the delivery of Tangible Chattel Paper, Documents, Instruments or Investment Property to the Secured Party, the obtaining of landlords' and mortgagees' waivers required by the Secured Party, the notation of encumbrances in favor of the Secured Party on certificates of title, and the execution and filing of any collateral assignments and any other instruments requested by the Secured Party to perfect its Security Interest in any and all of the Debtor's General Intangibles.

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3.2            The Debtor hereby authorizes the Secured Party, at any time and from time to time, to file financing statements, continuation statements and amendments thereto that describe the Collateral in particular or as all assets of the Debtor or words of similar effect and which contain any other information required by the U.C.C. for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the Debtor is an organization, the type of organization and any organization identification number issued to the Debtor. The Debtor agrees to furnish any such information to the Secured Party promptly upon request. Any such financing statements, continuation statements or amendments may be filed at any time in any jurisdiction whether or not Revised Article 9 is then in effect in that jurisdiction.

3.3            The Debtor shall, at any time and from time to time, take such steps as the Secured Party may reasonably require for the Secured Party, (i) to obtain an acknowledgment, in fo1m and substance satisfactory to the Secured Party, of any third party having possession of any of the Collateral that the third party holds such Collateral for the benefit of the Secured Party, (ii) to obtain "control" (as described in the U.C.C.) of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or Electronic Chattel Paper, with any agreements, establishing control to be in form and substance satisfactory to the Secured Party, and (iii) otherwise to ensure the continued perfection and priority of the Secured Party's security interest in any of the Collateral and of the preservation of its rights therein.

3.4            The Debtor will, at its expense, execute, deliver, file and record (in such manner and form as the Secured Party may at any time reasonably require), and authorize the Secured Party to file and record, any financing statements, any carbon, photographic or other reproduction of a financing statement or of this Security Agreement (which shall be sufficient as a financing statement hereunder), any specific assignments or other paper that may be reasonably necessary or desirable or that the Secured Party may request, to create, preserve, perfect, continue or validate any Security Interest or to enable the Security Party to exercise and enforce its rights hereunder _with respect to any of the Collateral.

Section 4. Representations, Warranties and Covenants of the Debtor.

The Debtor, as of the date hereof, hereby represents, warrants and covenants as follows:

4.1           Except for the Security Interest, as of the execution of the Purchase Agreement, and subject to the representations and warranties of Secured Party contained in the Purchase Agreement, Debtor has good and marketable title to, and is the owner of, the Collateral free from any adverse lien, security interest, claim or encumbrance, and will defend the Collateral against all claims and demands of all persons at any time claiming any interest therein.

4.2            The locations of the offices where the Debtor maintains its books and records concerning the Collateral are as set forth in Schedule 4.2 or at the location(s) hereafter disclosed to the Secured Party pursuant to Section 5 hereof.

4.3           The Debtor is a corporation organized under the laws of Nevada, qualified to do business in Pennsylvania. The Debtor's exact legal name is as set forth in the first paragraph of this Security Agreement. The Debtor agrees that it will preserve its corporate existence and will not, either in one transaction or a series of transactions, merge into or consolidate with any entity or change its name without providing Secured Party thirty (30) days' prior written notice of a proposed change in name.

4.4            The places of business of the Debtor are as set forth on Schedule 4.4. If the Debtor has more than one place of business, the chief executive offices of the Debtor are at the address set forth in Schedule 4.4 or at the location(s) hereafter disclosed to the Secured Party pursuant to Section 5 hereof.

4.5            All Goods, Inventory and Equipment of the Debtor are located at one or more of the addresses set forth in Schedule 4.5 or at the location(s) hereafter disclosed to the Secured Party pursuant to Section 5 hereof.

4.6           Every Account is and will be a good and valid Account representing an undisputed bona fide indebtedness of an account debtor to the Debtor, and there are and will be no defenses, setoffs or counterclaims of any nature whatsoever against any Account; and no agreement, under which any deduction, discount, allowance or special terms of payment may be claimed, has been or will be made with any account debtor without prior notice to the Secured Party.

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4.7            Except as enumerated on Schedule 4.7 attached to this Agreement no financing statement covering the Collateral is on file in any public office, other than the financing statements filed pursuant to this Security Agreement.

4.8            The Debtor will promptly pay any and all taxes, assessments and governmental charges upon the Collateral prior to the date penalties are attached thereto, except to the extent that such taxes, assessments and charges shall be contested in good faith and diligently by the Debtor.

4.9            The Debtor will immediately notify the Secured Party in writing of any event causing a substantial loss or diminution in the value of all or any material part of the Collateral and the amount or an estimate of the amount of such loss or diminution.

4.10        The Debtor will have and maintain insurance at all times with respect to the Collateral against risks of fire (including so-called extended coverage) and theft, and such other risks as the Secured Party may reasonably require, containing such terms, in such amounts (not exceeding replacement value), in such form for such periods and written by such companies as may be reasonably satisfactory to the Secured Party, such insurance to be payable to the Secured Party and to the Debtor as their interests may appear. All policies of insurance shall provide for thirty (30) days minimum written notice to the Secured Party of cancellation or material change, and the Debtor shall furnish the Secured Party original policies of insurance or other evidence satisfactory to the Secured Party of compliance with the foregoing insurance provisions.

4.11        The Debtor will not sell or offer to sell or otherwise assign, transfer or dispose of the Collateral or any part thereof or any interest therein without the written consent of the Secured Party; provided, however, that the Debtor may sell its Inventory, if any, in the ordinary course of its business, and the Debtor may replace Collateral with other Collateral equivalent thereto.

4.12        The Debtor will keep the Collateral free from any adverse lien, security interest or encumbrance and in good order and repair, reasonable wear and tear excepted, and will not waste or destroy the Collateral or any part thereof.

4.13        The Debtor will not use the Collateral in violation of any law if such violation could result in a material adverse effect on the Debtor or the Collateral.

4.14        The Debtor will provide to the Secured Party copies of all periodic financial statements and other statements or information prepared by or on behalf of Debtor.

4.15        The Debtor shall give thirty (30) days' prior notice to the Secured Party, in writing, of any new place of business and of the closing of any existing place of business.

Section 5. Records Relating to Collateral.

The Debtor will maintain complete and accurate books and records and make all entries therein to reflect the costs, values and location of its Inventory and Equipment and the transactions and documents giving rise to its Accounts and all payments, credits and adjustments thereto keep its records concerning the Collateral at its office located at 123 W. Nye Lane, Suite 129 Carson City, Nevada 89706, or at such other place or places of business as the Secured Party may approve in writing. The Debtor will hold and preserve such records and Chattel Paper and will permit representatives of the Secured Party at any time during normal business hours to examine and inspect the Collateral and to make abstracts from or copies of such records and Chattel Paper and will furnish to the Secured Party such information and reports regarding the Collateral as the Secured Party may from time to time reasonably request. All Collateral shall be kept at the Debtor's place of business located at 123 W. Nye Lane, Suite 129 Carson City, Nevada 89706, or elsewhere within the Schuylkill, county, Pennsylvania, metropolitan area at such locations as Debtor has advised the Secured Party in writing. No Collateral shall be removed from said location without the Secured Party's written consent.

Section 6. Events of Default.

In addition to any Event of Default set forth in the Assumption Agreement or Loan Documents, the occurrence of any one or more of the following shall constitute an Event of Default hereunder:

6.1            Failure of Debtor to pay any of the Obligations within five days of when the same shall become due, whether by demand, stated maturity, acceleration or otherwise.

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6.2            Failure of Debtor to observe or perform any warranty, covenant, representation, condition or agreement to be observed or performed by Debtor under this Agreement or any of the Loan Documents.

6.3            Default by Debtor with respect to any indebtedness or liability of Debtor to any person or with respect to any security interest, lien or document securing any indebtedness or liability of Debtor to any person.

6.4            Any representation, covenant or warranty made herein, in any of the Loan Documents or in any statement, certificate or other document furnished by Debtor to Secured Party shall be false or misleading in any material respect.

6.5            Debtor shall (i) admit in writing its insolvency or its inability to pay its debts as they mature; (ii) make a general assignment for the benefit of creditors; or (iii) commence a case under or otherwise seek to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law, statute or proceeding or by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for Debtor or a substantial part of its property or suffer any such receivership, trusteeship or proceeding to continue undismissed for a period of 90 days.

6.6            Debtor shall become a debtor in any case under any chapter of the United States Bankruptcy Code.

6.7            Entry of any order, judgment or decree for the dissolution of Debtor.

6.8            Entry of any judgment against Debtor and a good faith determination by Secured Party that the same, when taken together with all other judgments outstanding against Debtor, could result in any material adverse change in Debtor's financial condition, property or ability to pay and perform its Obligations to Secured Party, unless such judgment shall have been discharged or execution thereof stayed within sixty (60) days after entry thereof or discharged within sixty (60) days after the expiration of any such stay or Debtor has filed a Petition to Open or Strike the Judgment.

6.9            Secured Party shall determine in good faith, but in its sole discretion, that any material adverse change has occurred in the prospects or financial condition of Debtor, in the value of any Collateral or in the ability of Debtor to pay and perform the Obligations.

6.10         Injunction or restraint of Debtor from conducting its business in whole or in material part and a determination by Secured Party that the same could result in a material adverse change in Debtor's prospects, financial condition, property or ability to pay and perform the Obligations.

6.11         Any assets of Debtor shall be attached, levied upon, seized or repossessed or come into the possession of a trustee, receiver or other custodian.

6.12         Debtor shall be or become insolvent or unable to pay its debts as they mature.

6.13         Uninsured loss, theft, substantial damage, destruction or transfer or encumbrance of any assets of Debtor unless fair value has been received by Debtor, which Secured Party, in the reasonable exercise of its discretion, deems to have a materially adverse effect upon Debtor's ability to repay the Obligations.

6.14         Without Secured Party's prior written consent, Debtor shall enter into or be a party to any merger, division, voluntary dissolution, consolidation or share exchange.

6.15         Without Secured Party's prior written consent, Debtor shall sell, assign, transfer, convey or lease any interest in all or any substantial part of its assets except in the ordinary course of Debtor's business as it is now being conducted.

6.16         Without prior written notice to Secured Party, Debtor shall change Debtor's name or Debtor's jurisdiction of organization.

6.17         Secured Party's Security Interest in the Collateral shall have been determined to be subordinate in priority of lien to the rights of any third party or unperfected.

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Section 7. Remedies Upon Event of Default.

7.1            If any Event of Default shall exist, the Secured Party may, after providing Debtor at least five (5) days written notice, exercise all the rights and remedies of a Secured Party under the U.C.C., and, with respect to Accounts, the rights provided in Section 9 hereinafter. In addition, the Secured Party may, without being required to give any notice except as herein provided, (i) set-off the Additional Collateral against the Obligation; (ii) apply the cash, if any, then held by it as Collateral in the manner specified in Section 11; and (iii) if there shall be no such cash or if such cash shall be insufficient to pay all the Obligations in full, sell the Collateral, or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Secured Party may deem satisfactory.

7.2            The Secured Party may require the Debtor to assemble all or any part of the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to the Secured Party.

7.3           Any holder of any or all of the Obligations may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is subject to widely distributed standard price quotations, at any private sale) and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. Upon any such sale the Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right of whatsoever kind, including any equity or right or redemption of the Debtor. The Debtor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted.

7.4           The Secured Party shall give the Debtor five (5) days' written notice of its intention to make any such public or private sale or sale at a broker's board or on a securities exchange, which notice period is deemed by Debtor and by the Secured Party to be commercially reasonable. Such notice, in case of a public sale, shall state the time and place fixed for such sale, and in case of sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Secured Party may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Secured Party may determine. The Secured Party shall not be obligated to make any such sale pursuant to any such notice. The Secured Party may, without notice or publication, adjourn the sale from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Secured Party until the selling price is paid by the purchaser thereof, but the Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

7.5           Secured Party may sell the Collateral without giving any warranties of any kind. Secured Party may specifically disclaim any warranties of title or the like and warranties of fitness and merchantibility. The disclaimer of warranties by the Secured Party shall not be deemed to affect adversely the commercial reasonableness of any disposition of the Collateral.

7.6           The Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interest and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

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Section 8. Right of Secured Party to Use and Operate Collateral, Etc.

During the existence of an Event of Default, the Secured Party shall have the right and power to take possession of all or any part of the Collateral, and to exclude the Debtor and all persons claiming under the Debtor wholly or partly therefrom, and thereafter to hold, store, and/or use, operate, manage and control the same. Upon taking possession, the Secured Party may, from time to time, at the expense of the Debtor, make all such repairs, replacements, alterations, additions and improvements to and of the Collateral as the Secured Party may deem proper. The Secured Party shall have the right to manage and control the Collateral and to carry on the business and to exercise all rights and powers of the Debtor in respect thereto as the Secured Party shall deem best, including the right to enter into any agreements with respect to the leasing and/or operation of the Collateral or any part thereof as the Secured Party may see fit, and the Secured Party shall be entitled to collect and receive all rents, issues, profits, fees, revenues and other income of the same and every part thereof. Such rents, issues, profits, fees, revenues and other income shall be applied to pay the expenses of holding and operating the Collateral and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Secured Party may be required or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments which the Secured Party may be required or authorized to make under any provisions of this Agreement (including legal costs and attorneys, fees). The remainder of such rents, issues, profits, fees, revenues and other income shall be applied to the payment of the Obligations in such order of priority as the Secured Party shall determine (subject to the provisions of Section 11 hereof).

Section 9. Collection of Accounts.

9.1            The Debtor may collect its Accounts in the ordinary course of its business until the occurrence of an Event of Default. Upon the occurrence of an Event of Default, the Secured Party shall have the right (i) to notify all account debtors and obligors of Accounts that the Secured Party has a security interest therein and that such Accounts have been assigned to the Secured Party and (ii) to direct all such persons to make payments to the Secured Party of all sums owing by them to the Debtor. All collections made by the Debtor during the existence of an Event of Default shall be held in trust by the Debtor for the Secured Party. Any and all disbursements for costs and expenses incurred or paid by the Secured Party with respect to the enforcement, collection or protection of its interest in the Accounts, whether by suit or otherwise, or notification to account debtors and obligors, including reasonable attorneys' fees, court costs and similar expenses, if any, shall become a part of the Obligations secured by the Collateral, payable on demand.

9.2            The Debtor, at such intervals as the Secured Party may determine, shall permit representatives of the Secured Party to inspect all invoices and other documents relating to Accounts, provided, however, that such inspections shall not interfere unreasonably with the operations of the Debtor. The Debtor shall promptly inform the Secured Party of (i) any disputes with any account debtor or obligor relating to the Accounts and (ii) any claimed offset and counterclaim which may be asserted with respect to any Account.

9.3            Upon the occurrence of an Event of Default,

9.31             the Debtor shall keep all collections separate and apart from all of Debtor's other funds and property. Such funds shall be delivered to the Secured Party at the time and in the form designated by the Secured Party;

9.32              all collections of Accounts shall be set forth on itemized schedules, showing the name of the account debtor, the amount of each payment, and such other information as the Secured Party may request; and

9.33              the proceeds of the collections when received by the Debtor shall be deposited into an account designated by the Secured Party. This account shall be subject to the sole control of the Secured Party, and the Secured Party shall have the right at all times in its sole discretion to apply all or part of the monies in said account to payment of the Obligations. The Secured Party, in its sole discretion, may release to the Debtor all or any part of the monies held in said account.

Section 10. Power of Attorney.

Upon demand by the Secured Party for payment of the Obligations in full or acceleration of the Obligations by the holder of the note, the Debtor does hereby irrevocably make, constitute and appoint the Secured Party and any of its officers, employees or agents as the true and lawful attorneys of the Debtor with power to:

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10.l       sign the name of the Debtor on any financing statement, renewal financing statement, notice or other similar document which, in the Secured Party's opinion, must be filed to perfect or continue perfected the Security Interests;

10.2        receive, endorse, assign and deliver, in the name of the Debtor or in the name of the Secured Party, all checks, notes, drafts and other instruments relating to any Collateral including but not limited to receiving, opening and properly disposing of all mail addressed to the Debtor concerning Accounts and to notify postal authorities to change the address for delivery of mail to such address as the Secured Party may designate;

10.3        sign the name of the Debtor on any invoice or bill of lading relating to any Accounts, drafts against account debtors, schedules and assignments of Accounts, notices of assignment, verification of Accounts and notices to account debtors;

10.4         do all other things necessary to carry out the provisions of this Agreement and the Loan Documents.

Neither the Secured Party nor any attorney will be liable for any act of commission or omission, excluding willful misconduct or gross negligence, nor for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as any of the Obligations remains unpaid.

Section 11. Application of Collateral and Proceeds.

11.1        The proceeds of any disposition of, or other realization upon, all or any part of the Collateral shall be applied in the following order of priorities:

11.1.1    first, to pay the expenses of such disposition or other realization, including reasonable commissions of the Secured Party and its agents, all attorneys fees, costs, and expenses incurred in enforcing the Obligations and the Security Interest, and all expenses, liabilities and advances incurred or made by the Secured Party in connection therewith, and any other unreimbursed expenses for which the Secured Party is to be reimbursed pursuant to Section 12 hereof;

11.1.2    second, to the payment of the Obligations in such other manner as the Secured Party, in its sole discretion, shall determine;

11.1.3    third, to pay any indebtedness secured by a security interest in or lien against the Collateral, subordinate to the Security Interest, with respect to which the Secured Party has received an authenticated demand for such proceeds from the holder thereof, and:

11.1.4    finally, to pay the Debtor, or its successors or assigns, or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

11.2        If Secured Party sells any of the Collateral upon credit, Debtor will receive credit only when payments are actually made by the purchaser, received by the Secured Party and applied to the Obligations.

Section 12. Expenses; Secured Party's Lien.

The Debtor will forthwith upon demand pay to the Secured Party:

12.1        the amounts of any taxes, assessments or other amounts which the Secured Party may have been required to pay to free any of the Collateral from any lien thereon; and

12.2        reasonable fees and disbursements of its counsel and of any agents which the Secured Party may incur in connection with the collection, sale or other disposition of any of the Collateral or any Event of Default on the Debtor's part hereunder.

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Section 13. Termination of Security Interest; Release of Collateral.

Upon the repayment and performance in full of all the Obligations, the Security Interest shall terminate and all rights to the Collateral shall revert to the Debtor. Upon any such termination of the Security Interest or release of Collateral, the Secured Party will, at the Debtor's expense to the extent permitted by law, (a) allow Debtor to file any such documents to evidence the termination of the Security Interest or the release of such Collateral, or (b) execute and deliver to the Debtor such documents as the Debtor shall reasonably request, to evidence the termination of the Security Interest or the release of such Collateral, as the case may be.

Section 14. Notices.

All notices, communications and distributions hereunder shall be given or made to the following parties at the following address:

(i)	If to the Debtor, to it at: YIC Acquisitions Corp

123 W. Nye Lane, Suite 129

Carson City, Nevada 89706

with a copy to:

Anthony F. Newton, Esquire tony.newton@yahoo.com

(ii)	If to the Secured Party, to it at: Mid Penn Bank

2407 Park Drive

Harrisburg, PA 17110

Attn: Bonnie Berkoski, Assistant Vice President

with a copy to:

Steven J. Schiffman, Esquire Schiffman, Sheridan & Brown, P.C. Suite 201

2080 Linglestown Road

Harrisburg, PA 17110

or at such other address as the addressee may hereafter specify for that purpose by written notice to the other party hereto. Such notices and other communications will be effectively given only if and when given in writing and actually (i) hand-delivered at the address set forth in this Section 14, (ii) received via United States mail, certified or registered mail, return receipt requested, with postage prepaid, addressed as aforesaid, (iii) delivered to a overnight courier service (charges prepaid); or (iv) transmitted by telecopy or other means of electronic transmission.

Section 15. Waivers, Non-Exclusive Remedies.

No failure on the part of the Secured Party to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or remedy under this Security Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Secured Party of any right, power or remedy under this Security Agreement preclude any other right, power or remedy. The remedies in this Security Agreement are cumulative and are not exclusive of any other remedies provided by law.

Section 16. Changes in Writing.

Neither this Security Agreement nor any provision hereof may be changed, waived, discharged or terminated orally but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

Section 17. Applicable Law; Meaning of Terms.

This Security Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania. Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the U.C.C. have the meanings therein stated. This Security Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto and any subsequent holder of the Note. This Security Agreement is for the benefit of any and all future holders of the Note in addition to the Secured Party, each of which shall, without further act, become a party hereto by being a holder of the Note.

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Section 18. Consent to Jurisdiction.

Debtor hereby consents to the exclusive jurisdiction of the Court of Common Pleas of Dauphin County, Pennsylvania, and/or the United States District Court for the Middle District of Pennsylvania in any and all actions or proceedings arising hereunder or pursuant hereto, and irrevocably agrees to service of process by certified mail, return receipt requested, to the Notice Address set forth herein or to such other address as Debtor may direct by notice to Secured Party.

SECTION 19. JURY TRIAL WAIVER

DEBTOR HEREBY WAIVES THE RIGHT TO HAVE ANY CONTROVERSY, ISSUE OR MATTER ARISING HEREUNDER TRIED BY JURY.

Section 20. Severability.

If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction.

Section 21. Headings.

The headings in this Security Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 23. ACKNOWLEDGMENT.

THIS SECURITY AGREEMENT CONTAINS A POWER OF ATTORNEY COUPLED WITH AN INTEREST AND IS FOR THE SOLE BENEFIT OF THE SECURED PARTY. THIS SECURITY AGREEMENT IS BEING EXECUTED IN CONNECTION WITH A LOAN OR OTHER FINANCIAL TRANSACTION FOR BUSINESS PURPOSES AND NOT PRIMARILY FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES. THE SECURED PARTY UNDER THE POWER OF ATTORNEY IS NOT FIDUCIARY FOR THE DEBTOR. IN EXERCISING ANY OF ITS RIGHTS OR POWERS PURSUANT TO THE POWER OF ATTORNEY, THE SECURED PARTY MAY DO SO FOR THE SOLE BENEFIT OF THE SECURED PARTY AND NOT FOR THE SECURED PARTY. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE PROVISIONS OF TITLE 20, PENNSYLVANIA CONSOLIDATED STATUTES, SECTION 5601 ET SEQ. AS AMENDED (SPECIFICALLY INCLUDING ACT 39 OF 1999) SHALL NOT BE APPLICABLE TO THE POWER OF ATTORNEY.

{SIGNATURES ON FOLLOWING PAGE}

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IN WITNESS WHEREOF, this Security Agreement has been executed by the parties hereto all as of the day and year first above written.

DEBTOR

YIC Acquisitions Corp., a Nevada business corporation

By:	/s/ Everett Dickson
Name: Title:	Everett Dickson President

Secured Party

MID PENN BANK

By:	/s/ Bonnie Berkoski
Name:	Bonnie Berkoski
Title:	Asset Recovery Manager

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Schedule 4.2

1058 Centre Turnpike

Orwigsburg, PA 17961 And

123 W. Nye Lane, Suite 129 Carson City, Nevada 89706

Schedule 4.4

1058 Centre Turnpike

Orwigsburg, PA 17961 And

123 W. Nye Lane, Suite 129

Carson City, Nevada 89706

Schedule 4.5

1058 Centre Turnpike

Orwigsburg, PA 17961 And

123 W. Nye Lane, Suite 129 Carson City, Nevada 89706

Schedule 4.7

None

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